Exhibit 99.3

BERGIO INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined balance sheet is based on the historical consolidated balance sheet of Bergio International, Inc. and subsidiaries (“BRGO” or “Company”) and GearBubble, Inc. (“GearBubble”) at June 30, 2021 after giving effect to the Agreement and Plan of Merger dated July 1, 2021 between the Company and GearBubble which has been accounted for as an acquisition of GearBubble by the Company (the “Acquisition”).

On July 1, 2021, (“Closing”), the Company (“BRGO”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with GearBubble, Inc., a Nevada corporation, (“Gear Bubble”), pursuant to which the shareholders of Gear Bubble (the “Equity Recipients”) agreed to sell 100% of the issued and outstanding shares of Gear Bubble to a recently formed wholly-owned subsidiary of the Company known as Gear Bubble Tech, Inc., a Wyoming corporation (the “Merger Sub”) in exchange for $3,162,000.00 (the “Cash Purchase Price”), which shall be paid as follows: a) $2,000,000.00 (which was paid in cash at Closing), b) $1,162,000.00 to be paid in 15 equal installments, and c) 49,000 of the 100,000 authorized shares of the Merger Sub, such that upon the Closing, 51% of the Merger Sub shall be owned by BRGO, and 49% of the Merger Sub shall be owned by the Gear Bubble Shareholders.

The following unaudited pro forma combined financial information has been derived by the application of pro forma adjustments to the historical consolidated financial statements of the Company and GearBubble. The unaudited pro forma combined financial information gives effect to the Acquisition between the Company and GearBubble as if the Acquisition had occurred on January 1, 2020 with respect to the unaudited annual pro forma combined statement of operation, and as of January 1, 2021 for the six months ended June 30, 2021 unaudited pro forma combined statement of operation, and as of June 30, 2021 with respect to the unaudited pro forma combined balance sheets.

The unaudited pro forma combined financial information reflects the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined financial information.

The final purchase price allocation is subject to the final determination of the fair values of acquired assets, assumed liabilities and consideration paid, therefore, the allocation and the resulting effect the financial statements may differ materially from the unaudited pro forma amounts included herein.

The historical consolidated financial information has been adjusted to give effect to estimated pro forma events that are directly attributable to the acquisition. The unaudited pro forma combined financial information does not reflect the cost of any integration activities or benefits that may result from synergies that may be derived from any integration activities. Therefore, the unaudited pro forma combined financial information should not be considered indicative of actual results that would have been achieved had the acquisition occurred on the date indicated and do not purport to indicate results of operations for any future period.

In preparing the unaudited pro forma combined financial information, the following historical information was used:

●	We have derived the Company’s historical consolidated financial data at June 30, 2021 and for the six months ended June 30, 2021 from its unaudited financial statements contained on Form 10-Q as filed with the Securities and Exchange Commission and for the year ended December 31, 2020 from its audited financial statements contained on Form 10-K as filed with the Securities and Exchange Commission; and

●	We have derived GearBubble’s historical financial statements as of June 30, 2021 and the six months ended June 30, 2021 and for the year ended December 31, 2020 from GearBubble’s audited financial statements contained elsewhere in this Information Statement.

BERGIO INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED BALANCE SHEETS

AS OF JUNE 30, 2021

	Bergio International, Inc. and Subsidiaries	GearBubble, Inc	Pro Forma Adjustments		Pro Forma Combined
ASSETS

CURRENT ASSETS:
Cash	$2,419,108	$1,161,476	$(2,000,000)	a	$1,580,584
Accounts receivable	136,526	-	-		136,526
Inventory	2,658,931	-	-		2,658,931
Prepaid expenses and other current assets	46,489	40,000	-		86,489

Total Current Assets	5,261,054	1,201,476	(2,000,000)		4,462,530

OTHER ASSETS:
Property and equipment, net	104,054	4,412	-		108,466
Goodwill	2,900,270	-	2,780,897	b	5,681,167
Intangible assets, net	632,253	-	-		632,253
Operating lease right of use assets	146,185	-	-		146,185
Investment in unconsolidated affiliate	5,828	-	-		5,828

Total Assets	$9,049,644	$1,205,888	$780,897		$11,036,429

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$1,879,778	$458,628	$-		$2,338,406
Loans payable	948,743	-	-		948,743
Convertible notes payable, net of debt discount	638,915	-	-		638,915
Notes payable - current	-	-	929,600	a	929,600
Deferred compensation - CEO	346,163	-	-		346,163
Advances from Principal Executive Officer and accrued interest	198,027	-	-		198,027
Derivative laibility - current	327,269	-	-		327,269
Derivative laibility - acquisition	1,609,144	-	-		1,609,144
Operating lease liabilities - current	92,776	-	-		92,776

Total Current Liabilities	6,040,815	458,628	929,600		7,429,043

LONG-TERM LIABILITIES:
Notes payable - long-term	264,800	-	232,400	a	497,200
Operating lease liabilities - long-term	53,409	-	-		53,409

Total Liabilities	6,359,024	458,628	1,162,000		7,979,652

Commitments and contingency:

STOCKHOLDERS’ DEFICIT:
Preferred Stock: $0.00001 par value; 10,000,000 shares authorized;
Series A Preferred stock: $0.00001 Par Value; 51 Shares Authorized; 51 shares issued and outstanding as of June 30, 2021	-	-	-		-
Convertible Series B Preferred stock: $0.00001 Par Value; 4,900 Shares Authorized; 3,000 shares issued and outstanding as of June 30, 2021	-	-	-		-
Convertible Series C Preferred stock: $0.00001 Par Value; 5 Shares Authorized; 5 shares issued and outstanding as of June 30, 2021	-	-	-		-
Common stock: $0.00001 par value; 6,000,000,000 shares authorized; 580,508,634 shares issued and outstanding as of June 30, 2021	5,805	-	-		5,805
Treasury stock	103,700	-	-		103,700
Additional paid-in capital	16,790,048	24,752	(24,752)	c	16,790,048
Accumulated earning (deficit)	(13,831,781)	722,508	(722,508)	c	(13,831,781)

Total Bergio International, Inc. stockholders’ equity (deficit)	3,067,772	747,260	(747,260)		3,067,772

Non-controlling interest in subsidiary	(377,152)	-	366,157	a	(10,995)

Total stockholders’ equity (deficit)	2,690,620	747,260	(381,103)		3,056,777

Total Liabilities and Stockholders’ Equity (Deficit)	$9,049,644	$1,205,888	$780,897		$11,036,429

BERGIO INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

	For the Six Months Ended			For the Year Ended
	June 30, 2021			December 31, 2020
	Bergio International, Inc. and Subsidiaries	GearBubble, Inc	Pro Forma Combined	Bergio International, Inc. and Subsidiaries	GearBubble, Inc	Pro Forma Combined

Sales, net	$3,286,634	$5,745,980	$9,032,614	$584,806	$27,134,817	$27,719,623

Cost of sales	688,256	5,524,431	6,212,687	243,688	24,975,113	25,218,801

Gross profit	2,598,378	221,549	2,819,927	341,118	2,159,704	2,500,822

Operating Expenses:
Selling and marketing expenses	1,739,155	262,458	2,001,613	-	801,941	801,941
Professional and consulting expenses	508,135	137,827	645,962	-	131,345	131,345
General and administrative expenses	1,190,411	290,492	1,480,903	604,852	428,454	1,033,306

Total Operating Expenses	3,437,701	690,777	4,128,478	604,852	1,361,740	1,966,592

Operating Income (Loss) from Operations	(839,323)	(469,228)	(1,308,551)	(263,734)	797,964	534,230

Other Income (Expense):
Interest expense	(353,058)	(2,265)	(355,323)	(100,056)	(77,564)	(177,620)
Derivative expense	(214,203)	-	(214,203)	(127,285)	-	(127,285)
Change in fair value of derivative liabilities	(769,211)	-	(769,211)	474,775	-	474,775
Amortization of debt discount	(670,865)	-	(670,865)	(236,634)	-	(236,634)
Cancellation of debt from a related party	-	(45,000)	(45,000)	-	-	-
Gain on extinguishment of debt	423,309	-	423,309	36,276	-	36,276
Forgiveness of PPP loan	-	-	-	18,608
Forgiveness of convertible debt	-	-	-	50,000
Interest income	822	-	822	-	-	-
Other income	24,406	-	24,406	-	-	-

Total Other Income (Expense), net	(1,558,800)	(47,265)	(1,606,065)	115,684	(77,564)	(30,488)

Income (Loss) from Operations	(2,398,123)	(516,493)	(2,914,616)	(148,050)	720,400	503,742

Income (Loss) before provision for income taxes	(2,398,123)	(516,493)	(2,914,616)	(148,050)	720,400	503,742

Provision for income taxes	-	-	-	-	(160,000)	(160,000)

Net income (loss)	(2,398,123)	(516,493)	(2,914,616)	(148,050)	560,400	343,742

Income (losses) attributable to non-controlling interest	377,152	253,082	630,234	-	(274,596)	(274,596)

Net income (loss) attributable to Bergio International, Inc.	$(2,020,971)	$(263,411)	$(2,284,382)	$(148,050)	$285,804	$69,146

Net income (loss) per common share - basic and diluted
Basic and Diluted	$(0.01)		$(0.01)	$(0.00)		$0.00

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and Diluted	246,224,350		246,224,350	86,018,507		86,018,507

Note 1: Basis of Presentation

On July 1, 2021, the Company entered into an Agreement and Plan of Merger with GearBubble, Inc., a Nevada corporation, pursuant to which the shareholders of Gear Bubble agreed to sell 100% of the issued and outstanding shares of Gear Bubble to a recently formed wholly-owned subsidiary of the Company known as Gear Bubble Tech, Inc., a Wyoming corporation in exchange for $3,162,000.00, which shall be paid as follows: a) $2,000,000.00 which was paid in cash at Closing, b) $1,162,000.00 to be paid in 15 equal installments, and c) 49,000 shares of the 100,000 authorized shares of the Merger Sub, such that upon the Closing, 51% of the Merger Sub shall be owned by BRGO, and 49% of the Merger Sub shall be owned by the Gear Bubble Shareholders.

The unaudited pro forma combined balance sheets reflect the effects of applying certain preliminary accounting adjustments to the historical consolidated results. The unaudited pro forma combined statements of operations do not include non-recurring items such as transaction costs related to the acquisition. The final purchase price allocation is subject to the final determination of the fair values of acquired assets and assumed liabilities and, therefore, that allocation and the resulting effect on income from operations may differ from the unaudited pro forma amounts included herein.

Assumptions underlying the pro forma adjustments necessary to reasonably present this unaudited pro forma information should be read in conjunction with this unaudited pro forma combined financial information. The pro forma adjustments have been made based on available information and in the opinion of management, are reasonable. The unaudited pro forma combined financial information should not be considered indicative of actual results that would have been achieved had the acquisition occurred on the date indicated and do not purport to indicate results of operations for any future period.

Note 2: Description of Pro Forma Adjustments

Adjustments to the unaudited pro forma combined balance sheet:

a)	The adjustment reflects the consideration paid pursuant to the Agreement and Plan of Merger which consisted of: a) $2,000,000.00 which was paid in cash at Closing, b) $1,162,000.00 to be paid in 15 equal installments, and c) 49,000 of the 100,000 authorized shares of the Merger Sub, such that upon the Closing, 51% of the Merger Sub shall be owned by BRGO, and 49% of the Merger Sub shall be owned by the Gear Bubble Shareholders

b)	Goodwill was recorded at its estimated fair value of $2,651,308 on the acquisition date and was inherently uncertain, subject to refinement. It was calculated as the difference between the consideration paid and the net asset and liabilities acquired by the Company.

c)	Recapitalization of GearBubble to eliminate its stockholders’ equity.

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